UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 4, 2020

Date of Report (Date of earliest event reported)

SUMMER ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35496	20-2722022
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

5847 San Felipe Street #3700
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 375-2790

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SUME	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 1.01Entry into a Material Definitive Agreement

Item 1.02Termination of a Material Definitive Agreement

Commercial Lease Agreement; Termination of Sublease

On December 23, 2020, Summer Energy Holdings, Inc., a Nevada corporation (the “Company”), entered into a Commercial Lease Agreement (the “Lease”) with PKY-SAN Felipe Plaza, L.P., a Delaware limited partnership (the “Landlord”), pursuant to which the Company will lease approximately 20,073 square feet of space (the “Premises”) located on the 37th floor of 5847 San Felipe, Houston, Texas 77057, for a term beginning on November 1, 2020, and terminating on October 31, 2023 (the “Lease Term”). The Company intends to occupy the Premises as its corporate headquarters. Pursuant to the Lease, the Company will pay rent of $15,891.13 per month during the Lease Term. The Company is also responsible for 2.047% of the operating expenses, utilities and taxes. The Lease also contains customary events of default.

Concurrent with the signing of the Lease, the Sublease Agreement dated October 13, 2017, between the Company and ENSCO International Incorporated, a Delaware corporation, relating to the Company’s sublease of the Premises, as disclosed on the Company’s Current Report on Form 8-K filed with the Commission on October 20, 2017, was terminated.

 The foregoing summary of the terms of the Lease is qualified in its entirety by the actual terms of the Lease, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.01Entry into a Material Definitive Agreement

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02Unregistered Sales of Equity Securities

Amendment and Restatement of Notes

On December 4, 2020, the Company signed a Master Revolving Note (the “Note”) with Comerica Bank (the “Bank”) in the amount of up to $9,000,000.  The Note amends, restates, supersedes and replaces (i) that certain Master Revolving Note originally dated as of December 9, 2017, as amended, in the amount of $2,900,000, and (ii) that certain Single Payment Note originally dated as of December 20, 2019, as amended, in the amount of $2,100,000.  The Note has a maturity date of December 1, 2021, with interest thereon at a per annum rate equal to the “Prime Referenced Rate” plus the “Applicable Margin.” The “Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the “Prime Rate” in effect on such day, but in no event and at no time shall the “Prime Referenced Rate” be less than the sum of the Daily Adjusting LIBOR rate for such day plus 2.5% per annum. “Prime Rate” means the per annum rate established by the Bank as its prime rate for its borrowers at any such time.

Pursuant to the Note, the Bank may, by written notice to the Company, declare the principal of and the accrued interest on all outstanding loans to be forthwith due and payable upon the occurrence of certain events of default. The Note defines “default” to include, inter alia, (i) a default in payment when due of all or any part of any obligation payable by the Company under the Note, (ii) a default in the observance or performance of certain of the provisions set forth in the Note, (iii) any representation or warranty made in connection with the Note proves untrue or incomplete, (iv) the filing or issuance of any levy or writ of attachment or garnishment or other like judicial process upon the Company or any guarantor, and (v) any other specified event of default.

Guaranty of the Note has been made by four members of the Company’s board of directors (“Guarantors”). The Company agreed to issue the four Guarantors shares of the Company’s common stock on a monthly basis depending on the outstanding balance due and owing under the Note for agreeing to act as a Guarantor.  As a condition to the Bank entering into the Note, and as an additional guaranty for the amounts due and owing under the Note, the Company’s President and Chief Executive Officer, Neil Leibman, entered into a Liquidity Maintenance Agreement with the Bank whereby Mr. Leibman agreed to maintain a certain level of assets with the Bank while the Note is outstanding.  In consideration for such additional guaranty, the Company agreed to issue Mr. Leibman 200,000 shares of the Company’s common stock (the “Guaranty Shares”).  The Guaranty Shares were issued in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act.  The Company’s reliance upon Section 4(a)(2) of the Securities Act was based in part upon the following factors: (a) the issuance of the securities was in connection with an isolated private transaction which did not involve any public offering; (b) there were a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) Mr. Leibman made certain representations to the Company relating to his investment intent, that he was acquiring the securities for his own account and not for the accounts of others; and (e) the negotiations for the sale of the securities took place directly between Mr. Leibman and the Company.

The foregoing summary of the terms of the Note is qualified in its entirety by the actual terms of the Note, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.01Entry into a Material Definitive Agreement

Item 3.02Unregistered Sales of Equity Securities

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers

Employment Agreement of Jaleea P. George; Issuance of Options

On January 22, 2020, the Company entered into a new employment agreement (the “George Agreement”) with Jaleea P. George to serve as Secretary, Treasurer and Chief Financial Officer (“CFO”) of the Company.  Ms. George will continue to report to the Company’s Board of Directors (the “Board”) and will have duties and responsibilities assigned by the Board.  The Company may terminate Ms. George’s employment under the George Agreement without cause at any time on thirty days’ advance written notice, at which time Ms. George would receive severance pay for six (6) months.  Ms. George was originally appointed to the position of Secretary, Treasurer and CFO in March 2012.  By agreement of the parties, the George Agreement is effective as of January 1, 2021, has a term of one (1) year, and provides for an annual base salary of $200,000 for the term of the George Agreement.  Ms. George will also receive the customary employee benefits paid by the Company.  Concurrent with the execution of the George Agreement, Ms. George was granted an option to purchase 50,000 shares of the Company’s common stock with an exercise price of $1.50 per share, subject to adjustment based on the price per share quoted on the OTC Markets on the date of grant (the “George Signing Option”), which vested immediately upon the grant thereof. Ms. George is also eligible to receive additional options to purchase shares of the Company’s common stock if certain Company performance metrics are achieved each calendar quarter throughout the term of the George Agreement (the “George Quarterly Options,” and together with the George Signing Option, the “George Options”). The George Quarterly Options, when and if granted, will have an exercise price equal to the greater of (i) the fair market value of a share of the Company’s common stock on the date of grant and (ii) $1.50 per share.  The George Options will be granted independent of, and not pursuant to, the Company’s 2018 Stock Option and Stock Award Plan, or any other stock option and stock award plan.

The George Signing Option was issued in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act.  The Company’s reliance upon Section 4(a)(2) of the Securities Act was based in part upon the following factors: (a) the issuance of the securities was in connection with an isolated private transaction which did not involve any public offering; (b) there were a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) Ms. George made certain representations to the Company relating to her investment intent, that she was acquiring the securities for her own account and not for the accounts of others; and (e) the negotiations for the sale of the securities took place directly between Ms. George and the Company.

Employment Agreement of Neil M. Leibman; Issuance of Options

On January 22, 2020, the Company entered into a new employment agreement (the “Leibman Agreement”) with Neil M. Leibman to serve as President and Chief Executive Officer (“CEO”) of the Company.  Mr. Leibman will continue to report to the Company’s Board and will have duties and responsibilities assigned by the Board.  The Company may terminate Mr. Leibman’s employment under the Leibman Agreement without cause at any time on thirty days’ advance written notice, at which time Mr. Leibman would receive severance pay for six (6) months.  By agreement of the parties, the Leibman Agreement is effective as of January 1, 2021, has a term of one (1) year, and provides for an annual base salary of $250,000 for the term of the Leibman Agreement.  Mr. Leibman will also receive the customary employee benefits paid by the Company.  Concurrent with the execution of the Leibman Agreement, Mr. Leibman was granted an option to purchase 75,000 shares of the Company’s common stock with a strike price of $1.50 per share, subject to adjustment based on the price per share quoted on the OTC Markets on the date of grant (the “Leibman Signing Option”), which vested immediately upon the grant thereof. Mr. Leibman is also eligible to receive additional options to purchase shares of the Company’s common stock if certain Company performance metrics are achieved each calendar quarter throughout the term of the Leibman Agreement (the “Leibman Quarterly Options,” and together with the Leibman Signing Option, the “Leibman Options”). The Leibman Quarterly Options, when and if granted, will have an exercise price equal to the greater of (i) the fair market value of a share of the Company’s common stock on the date of grant and (ii) $1.50 per share.  The Leibman Options will be granted independent of, and not pursuant to, the Company’s 2018 Stock Option and Stock Award Plan, or any other stock option and stock award plan.

The Leibman Signing Option was issued in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act.  The Company’s reliance upon Section 4(a)(2) of the Securities Act was based in part upon the following factors: (a) the issuance of the securities was in connection with an isolated private transaction which did not involve any public offering; (b) there were a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) Mr. Leibman made certain representations to the Company relating to his investment intent, that he was acquiring the securities for his own account and not for the accounts of others; and (e) the negotiations for the sale of the securities took place directly between Mr. Leibman and the Company.

The foregoing summary of the terms of the George Agreement and the Leibman Agreement are qualified in their entirety to the actual terms of the employment agreements, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Exhibit

10.1Commercial Lease Agreement

10.2Master Revolving Note

10.3Jaleea P. George Employment Agreement*

10.4Neil M. Leibman Employment Agreement*

* Portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.  The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER ENERGY HOLDINGS, INC.

Date: January 26, 2021	By:	/s/ Jaleea P. George
Jaleea P. George
Chief Financial Officer